Exhibit 15.6 CONSENT OF QUALIFIED PERSON Re: Annual Report on Form 20-F of ArcelorMittal I Ravindra “Ravi” Sharma, in connection with ArcelorMittal’s Annual Report on Form 20-F for the year ended December 31, 2021 (the “2021 20-F”): a) certify that I have supervised and validated the preparation of the mineral resources and mineral reserves for the Thakurani Iron Ore Mine, India; b) consent to the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2021 20-F and mineral resources and mineral reserves for the Thakurani Iron Ore Mine, India; and c) consent to the incorporation by reference of the 2021 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto). I am responsible for authoring, and this consent pertains to, mineral resources and mineral reserves for the Thakurani Iron Ore Mine, India. I certify that I have read the 2021 20-F and that it fairly and accurately represents the mineral reserves/resources for each property for which I am responsible. Dated: February 1, 2022 /s/ Ravindra “Ravi” Sharma Ravindra “Ravi” Sharma, MAusIMM (CP), SME (RM) Managing Director and Principal Consultant, BMRC Geomining Solutions LLP